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                       CONSENT OF INDEPENDENT ACCOUNTANT

    The undersigned hereby consents to the use of his report dated January 12, 1997, on our audit of the financial statements of RODI Power Systems, Inc. as of December 31, 1996, and December 31, 1995, in Form SB-2 of RODI Power Systems, Inc., and to the reference to the undersigned in the section entitled "Experts" appearing in Form SB-2.


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
                                      /s/ KENNETH E. WALSH
                          -------------------------------------------
                                        Kenneth E. Walsh

Dated: October 15, 1997
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